CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of Daily Income Fund as filed with the Securities and Exchange Commission on or about July 29, 2009.



/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
July 29, 2009